                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.1)


Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:

      [ ]   Preliminary proxy statement

      [x]   Definitive proxy statement

      [ ] Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

      [ ]   Definitive additional materials

      [ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              NYMEX HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [x]   No fee required

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

            (1) Title of each class of securities to which transaction applies:

            (2)   Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total fee paid:

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount previously paid:

            (2)   Form, schedule or registration statement no.:

            (3)   Filing party:

            (4)   Date filed:

ABC AGREEMENT

     An "ABC Agreement" is an agreement by which a member institution designates an individual to exercise voting rights and other membership privileges with respect to a membership purchased by the member institution, but does not give the individual the power to dispose of the membership. The provisions of an ABC Agreement also apply to the common stock of the Company shown to be beneficially owned by each director shown as being party to an ABC Agreement.

                         EXECUTIVE OFFICER COMPENSATION

     The Summary Compensation Table below sets forth information in respect of the compensation of the Chairman of the Company during 2001 and the persons who were, at December 31, 2001, the other four (4) most highly-compensated executive officers of the Company and its subsidiaries during 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION(1),(2)
                                                           ------------------------------------
                                                                                    ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR    SALARY       BONUS      COMPENSATION
---------------------------                        ----    -------    ---------    ------------
Vincent Viola,
  Chairman(3)....................................  2001    456,923      850,000      102,188(5)

J. Robert Collins, Jr.,
  President(4)...................................  2001    338,461      350,000           --

Neal Wolkoff, Esq.,
  Executive Vice President and Chief Operating
  Officer........................................  2001    500,000      359,615           --
                                                   2000    422,803      250,000           --
                                                   1999    342,500      130,000           --
David Keller,
  Chief Information Officer......................  2001    355,048      259,080           --
                                                   2000    221,646      200,000
                                                   1999        N/A          N/A           --
Christopher K. Bowen, Esq.,
  General Counsel and Chief Administrative
  Officer........................................  2001    248,860       93,156           --
                                                   2000    223,608       80,956           --
                                                   1999    198,450       76,923           --
Daniel Rappaport,
  Chairman(3)....................................  2001    143,077           --      112,349(6)
                                                   2000    588,462      700,000           --
                                                   1999         --    1,500,000      100,000(7)

---------------
(1) Includes amounts deferred under the Company's 401(k) and deferred compensation plans.

(2) Perquisites and other personal benefits aggregating the lower of $50,000 or 10% of the sum of salary and bonus are not reported.

(3) Vincent Viola succeeded Mr. Rappaport as Chairman of the Company on March 20, 2001.

(4) J. Robert Collins, Jr. was appointed President on July 23, 2001.

(5) Mr. Viola received a distribution upon termination of the Members' Retention and Retirement Plan in January 2001, before he became Chairman of the Company.

(6) Mr. Rappaport received a distribution upon termination of the Members' Retention and Retirement Plan in January 2001.

(7) Represents stipend payments for serving as the Chairman of the Board of Directors.

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